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Exhibit 10.4

[LOGO]        PERFORMANCE SHARE AGREEMENT

GRANTED TO	GRANT DATE			NUMBER OF SHARES OF COMMON STOCK	PURCHASE PRICE PER SHARE	SOCIAL SECURITY NUMBER
«First» «Last» «Street1» «City», «State» «Zip»	03	20	00	«M of Shares Th»- Threshold «M of Shares T»-Target «M of Shares O»- Outstanding		«National ID
1.
The Grant. Alliant Techsystems Inc., a Delaware corporation (the "Company") hereby grants to the individual named above (the "Employee"), as of the above Grant Date, the above Number of Performance Shares (the "Shares), on the terms and conditions set forth in this Performance Share Agreement (this "Agreement") and in the Alliant Techsystems Inc. 1990 Equity Incentive Plan (the "Plan").

2.
Measuring Period. The Shares shall be payable, in the form provided in Paragraph 4 below, and to the extent provided in Paragraph 3 below, as soon as practical after the end of the above Measuring Period.

3.
Performance Goals. Up to 100% of the Shares shall be payable, depending upon the Business Unit achieving the Performance Goals set forth in the accompanying Performance Accountability Chart.

4.
Form of Payment. Any shares payable pursuant to Paragraph 3 above shall be paid in shares of Common Stock of the Company ("Stock"), except to the extent that the Personnel and Compensation Committee of the Company's Board of Directors, in its discretion, determines that cash be paid in lieu of some or all of such shares of stock.

5.
Forfeiture. If an Employee voluntarily resigns or is involuntarily terminated (for cause), all Shares will be forfeited. In the event of the Employee's death, disability, retirement, or layoff, the number of Shares delivered will be based on year-end performance and prorated for the period of active employment.

6.
Rights. Nothing herein shall be deemed to grant the Employee any rights as a holder of Stock unless and until certificates for shares of Stock are actually issued in the name of the Employee as provided herein.

7.
Income Taxes. The Employee is liable for any federal, state and local income taxes applicable upon receipt of the Shares. Upon demand by the Company, the Employee shall promptly pay to the Company in cash, and/or the Company may withhold from the Employee's compensation or from the shares of Stock or any cash payable in lieu of some or all of such shares of Stock, an amount necessary to pay any income withholding taxes required by the Company to be collected upon such payment.

8.
Acknowledgment. This grant will not be effective until the Employee dates and signs the form of Acknowledgment below and returns to the Company a signed copy of this Agreement. By signing the Acknowledgment, the Employee agrees to the terms and conditions referred to in Paragraph 1 above and acknowledges receipt of a copy of the Prospectus related to the Plan.

ACKNOWLEDGMENT:	ALLIANT TECHSYSTEMS INC.
EMPLOYEE'S SIGNATURE
DATE	Paul David Miller Director, President, Chairman of the Board and Chief Executive Officer
SOCIAL SECURITY NUMBER

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[LOGO] PERFORMANCE SHARE AGREEMENT